UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024

KKR Private Equity Conglomerate LLC
(Exact name of registrant as specified in its charter)

Delaware	000-56540	88-4368033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Hudson Yards, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 750-8300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On June 3, 2024, KKR Private Equity Conglomerate LLC (the “Company”) sold the following unregistered shares (the “Investor Shares”) of the Company (with the final number of shares being determined on June 21, 2024) to investors for cash:

Class	Number of Shares Sold (1)	Aggregate Consideration (1)
Class I Shares	7,444	$200,000
Class R-D Shares	430,566	11,535,000
Class R-I Shares	2,350,313	63,058,672
Class R-U Shares	6,783,299	180,556,501
Class U Shares	110,734	2,975,000

(1)  Share and dollar amounts are rounded to the nearest whole number.

The offer and sale of the Investor Shares were exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2), including Regulation D (for sales to accredited investors) and/or Regulation S (for sales to non-U.S. investors outside of the United States) thereunder.

Since inception on August 1, 2023, through the date of this filing, the Company has sold approximately $2,600 million of shares for cash as part of its continuous private offering.

Private Equity K-Series Platform
The Company acquires interests in portfolio companies alongside other KKR-managed vehicles organized outside of the United States that partially share similar objectives, structures and strategies with the Company (the Company and such other KKR-managed vehicles, collectively, the “Private Equity K-Series Platform”). On June 3, 2024, the Private Equity K-Series Platform sold interests for total cash consideration of approximately $376 million. As of the date of this filing, the Private Equity K-Series Platform has sold interests for total cash consideration of approximately $4,807 million since inception. The amounts disclosed herein do not take into account any share repurchases by the Company or such KKR-managed vehicles or shares issued pursuant to any distribution reinvestment plan.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Fifth Amended and Restated Limited Liability Company Agreement

On June 21, 2024, the Company entered into a Fifth Amended and Restated Limited Liability Company Agreement (the “Fifth A&R LLCA”) of the Company, which amended and restated the Company’s Fourth Amended and Restated Limited Liability Company Agreement, dated as of May 30, 2024.

The amendment and restatement effects certain changes, including, among other things, extending the period during which sales by intermediaries are measured for purposes of determining the conversion of the Company’s Class R-S Shares, Class R-U Shares and Class R-I Shares from seventeen months to eighteen months since the initial offering of such shares.

The foregoing summary description of the Fifth A&R LLCA does not purport to be complete and is qualified in its entirety by reference to the Fifth A&R LLCA, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

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Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 21, 2024, by a written consent, KKR Group Assets Holdings III L.P., the Company’s sole Class G Member, approved the Fifth A&R LLCA described under Item 5.03 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Fifth Amended and Restated Limited Liability Company Agreement
104	Cover Page Interactive Data File, formatted in Inline XBRL

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR PRIVATE EQUITY CONGLOMERATE LLC

	By:	/s/ Sung Bum Cho
		Name:	Sung Bum Cho
		Title:	General Counsel & Secretary

Date: June 27, 2024

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